Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Elite Education Group International Limited:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2021, relating to the consolidated financial statements which are incorporated in Elite Education Group International Limited’s Annual Report on Form F-1/A for the year ended September 30, 2020, as filed with SEC.

/s/ ZH CPA, LLC

Denver, Colorado

August 9, 2021